As filed with the Securities and Exchange Commission on April 17, 1998

                              Registration no. 333-
                                              ----------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            Micron Technology, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                        75-1618004
          --------                                     ----------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

  8000 South Federal Way
     Boise, Idaho                                        83716-9632
(Address of Principal Executive Offices)                 (Zip Code)

                            ----------------------

                            1994 Stock Option Plan
                         Nonstatutory Stock Option Plan
                      1997 Nonstatutory Stock Option Plan
              Micron Quantum Devices, Inc. 1996 Stock Option Plan
                            ----------------------
                           (Full title of the plans)

                               Steven R. Appleton
          Chairman of the Board, Chief Executive Officer and President
                            Micron Technology, Inc.
                             8000 South Federal Way
                            Boise, Idaho 83706-9632
                    (Name and address of agent for service)

                                  208-368-4000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
Title of                           maximum        maximum
securities           Amount        offering      aggregate        Amount of
to be                 to be         price         offering      registration
registered         registered    per share(2)     price(2)         fee(2)

Common Stock
$.10 par value
  per Share       32,687,307(1)     $27.75     $907,072,769.25     $267,587

(1) This value consists of the 1994 Stock Option Plan (25,000,000 shares), the Nonstatutory Stock Option Plan (7,000,000 shares), the 1997 Nonstatutory Stock Option Plan (400,000 shares) and the Micron Quantum Devices, Inc. 1996 Stock Option Plan (287,307 shares).

(2) Estimated in accordance with Rules 457(c) and 457(h) of Regulation C solely for the purpose of calculating the registration fee on the basis of $27.75 per share, average of the high and low price of the Registrant's Common Stock as reported on the New York Stock Exchange on April 13, 1998.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Company's latest Annual Report on Form 10-K for the year ended August 28, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (File No. 1-10658).

     (b) The Company's latest Quarterly Report on Form 10-Q for the quarter ended February 26, 1998, filed pursuant to Section 13(a) of the 1934 Act (File No. 1-10658).

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed November 9, 1990 pursuant to
Section 12(b) of the 1934 Act (File No. 1-10658), including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.
          -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors or stockholders to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act") and for liabilities arising from other state and federal causes of action. Section 11 of the Company's Certificate of Incorporation and Article VII of the Company's Bylaws provide for the mandatory indemnification of its officers, directors, employees and agents to the extent permitted by Delaware General Corporation Law. The Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits.
          --------

  Exhibit
  Number
  ------

  4.1    1994 Stock Option Plan.

  4.2    Nonstatutory Stock Option Plan.

  4.3    1997 Nonstatutory Stock Option Plan

  4.4    Micron Quantum Devices, Inc. 1996 Stock Option Plan

  4.5 Sample Stock Option Assumption Letter for Micron Quantum Devices, Inc. 1996 Stock Option Plan.

  5.1    Opinion of Counsel as to Legality of Securities Being Registered.

  23.1   Consent of Independent Accountants.

  23.2   Consent of Counsel (contained in Exhibit 5.1).

  24.1   Power of Attorney (included on signature page).

Item 9.   Undertakings.
          ------------

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new

Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 14th day of April, 1998.

                                        MICRON TECHNOLOGY, INC.


                                        /s/ W. G. Stover, Jr.
                                        ---------------------
                                        By:  Wilbur G. Stover, Jr.
                                        Vice President of Finance,
                                        and Chief Financial Officer

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven R. Appleton and Wilbur G. Stover, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                      Date
-------------------------  ----------------------------------  --------------

/s/ Steven R. Appleton     Chairman of the Board, Chief
-------------------------  Executive Officer and President
Steven R. Appleton         (Principal Executive Officer)       April 14, 1998


/s/ W. G. Stover, Jr.      Vice President of Finance and
-------------------------  Chief Financial Officer (Principal
Wilbur G. Stover, Jr.      Financial and Accounting Officer)   April 14, 1998


/s/ James W. Bagley        Director                            April 14, 1998
-------------------------
James W. Bagley

/s/ Jerry M. Hess
-------------------------
Jerry M. Hess              Director                            April 14, 1998

/s/ Robert A. Lothrop
-------------------------
Robert A. Lothrop          Director                            April 14, 1998

/s/ Thomas T. Nicholson
-------------------------
Thomas T. Nicholson        Director                            April 14, 1998

/s/ Don J. Simplot
-------------------------
Don J. Simplot             Director                            April 14, 1998

/s/ John R. Simplot
-------------------------
John R. Simplot            Director                            April 14, 1998

/s/ Gordon C. Smith
-------------------------
Gordon C. Smith            Director                            April 14, 1998

                                 EXHIBIT INDEX


Exhibit
Number      Description
------      -----------


4.1         1994 Stock Option Plan.

4.2         Nonstatutory Stock Option Plan.

4.3         1997 Nonstatutory Stock Option Plan.

4.4         Micron Quantum Devices, Inc. 1996 Stock Option Plan.

4.5 Sample Stock Assumption Letter for Micron Quantum Devices, Inc. 1996 Stock Option Plan.

5.1         Opinion of Counsel as to Legality of Securities Being Registered.

23.1        Consent of Independent Accountants.

23.2        Consent of Counsel (contained in
            Exhibit 5.1).

24.1        Power of Attorney (included on signature page).